UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 16, 2012

COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1800 – 114th Avenue SE

Bellevue, Washington 98004

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Coinstar, Inc. (“Coinstar” or the “Company”) has entered into a trading plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to facilitate repurchases of its common stock (the “Plan”). The Plan does not preclude the Company from repurchasing shares of its common stock outside of the Plan through open market purchases, negotiated transactions or other means in accordance with applicable securities laws and other restrictions.

The Plan’s effective period will begin on August 16, 2012, and the Plan will expire on February 15, 2013, unless terminated earlier in accordance with its terms. The Company does not retain or exercise any discretion over the purchases of common stock under the Plan. Because the repurchases under the Plan are subject to certain pricing, volume and other parameters, there is no assurance as to the exact number of shares of common stock that will be repurchased, if any are repurchased, under the Plan.

The Plan was adopted in connection with the share repurchase program announced by Coinstar in July 2011 under which, as of June 30, 2012, the Company was authorized to purchase up to $270 million of its common stock.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing of Coinstar under the Securities Act of 1933, as amended, or the Exchange Act.

Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “anticipate,” “estimate,” “will” and “believe,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The forward-looking statements in this Current Report on Form 8-K include those regarding Coinstar’s potential repurchase of shares of its common stock and the possible length and termination of the Plan. Forward-looking statements are not guarantees of future actions or events, which may vary materially from those expressed or implied in such statements. Differences may result from actions taken by Coinstar, as well as from risks and uncertainties beyond Coinstar’s control. Such risks and uncertainties include, but are not limited to, Coinstar’s common stock share price and trading volume, stock repurchase execution by third-party broker, general market and economic conditions, the ability to obtain future financings, certain negative covenants and restrictions contained in our credit facility, business needs and third-party relationships, the termination, non-renewal or renegotiation on materially adverse terms of our contracts with our significant retailers and suppliers, payment of increased fees to retailers, suppliers and other third-party providers, including financial service providers, the ability to attract new retailers, penetrate new markets and distribution channels and react to changing consumer demands, the ability to achieve the strategic and financial objectives for our entry into new or expansion of our businesses, and actions resulting from federal, state, local and other laws and regulations or taken by governing bodies. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect Coinstar, please review “Risk Factors” and other disclosures described in Coinstar’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), as well as other public filings with the SEC. These forward-looking statements reflect Coinstar’s expectations as of the date of this report. Coinstar undertakes no obligation to update the information provided herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.

Date: August 16, 2012	By:	/s/ Donald R. Rench
Donald R. Rench Chief Legal Officer, General Counsel and Corporate Secretary